EXHIBIT 99.1

News Release

ChoiceOne Reports Third Quarter 2025 Results

Sparta, Michigan – October 24, 2025 – ChoiceOne Financial Services, Inc. ("ChoiceOne", NASDAQ:COFS), the parent company for ChoiceOne Bank, reported financial results for the quarter ended September 30, 2025.

Significant items impacting comparable first nine month period of 2024 and 2025 results include the following:

•
On March 1, 2025, ChoiceOne completed the merger (the “Merger”) of Fentura Financial, Inc. (“Fentura”), the former parent company of The State Bank, with and into ChoiceOne with ChoiceOne surviving the merger. On March 14, 2025, the consolidation of The State Bank with and into ChoiceOne Bank with ChoiceOne Bank surviving the consolidation was completed.
•
The total assets, loans and deposits acquired in the Merger were approximately $1.8 billion, $1.4 billion and $1.4 billion, respectively.
•
Merger related expenses, net of taxes, of $13.9 million or $1.02 per diluted share for the nine months ended September 30, 2025. There were no merger expenses in the third quarter of 2025 and management does not anticipate additional material merger expenses.
•
Merger related provision for credit losses, net of taxes, of $9.5 million during the first quarter ended March 31, 2025, or $0.69 per diluted share as of September 30, 2025.

Highlights

•
ChoiceOne reported net income of $14,681,000 and $14,309,000 for the three and nine months ended September 30, 2025, compared to net income of $7,348,000 and $19,568,000 for the same periods in the prior year, respectively. Net income excluding merger expenses, net of taxes, and merger related provision for credit losses, net of taxes, was $14,681,000 and $37,657,000 for the three and nine months ended September 30, 2025, respectively.
•
Diluted earnings per share were $0.97 and $1.05 for the three and nine months ended September 30, 2025, compared to diluted earnings per share of $0.85 and $2.46 in the same periods in the prior year. Diluted earnings per share excluding merger expenses, net of taxes, and merger related provision for credit losses, net of taxes, were $0.97 and $2.76 for the three and nine months ended September 30, 2025.
•
In the third quarter of 2025, ChoiceOne's GAAP net interest margin increased to 3.73%, compared to 3.17% in the same period of 2024. GAAP net interest income also saw a substantial increase, reaching $37.6 million compared to $20.2 million in the third quarter of 2024. This growth was primarily due to the additional net interest income attributable to the Merger beginning on March 1, 2025. Interest income due to accretion from purchased loans increased GAAP net interest margin by 36 basis points for the third quarter of 2025.
•
Core loans, which exclude held for sale loans and loans to other financial institutions, declined by $10.3 million or 1.4% on an annualized basis during the third quarter of 2025 and grew organically by $65.3 million or 4.5% during the twelve months ended September 30, 2025. Core loans grew by $1.4 billion due to the Merger on March 1, 2025. Loan interest income increased $23.9 million in the third quarter of 2025 compared to the same period in 2024. Interest income for the three months ended September 30, 2025, includes $3.6 million of interest income due to accretion from purchased loans.
•
Asset quality continues to remain strong, with annualized net loan charge-offs to average loans of 0.03% and nonperforming loans to total loans (excluding loans held for sale) of 0.69% as of September 30, 2025. Notably, 0.39% of the nonperforming loans to total loans (excluding loans held for sale) is attributed to loans purchased with credit deterioration through the Merger.

"ChoiceOne continues to deliver exceptional results, driven by the strength of our strategic merger with Fentura and a focus on serving our communities,” said Kelly Potes, Chief Executive Officer. “We are proud of the momentum we have built and remain committed to creating lasting value for our customers, employees, and shareholders.”

ChoiceOne reported net income of $14,681,000 and $14,309,000 for the three and nine months ended September 30, 2025, compared to net income of $7,348,000 and $19,568,000 for the same periods in the prior year, respectively. Net income excluding merger expenses, net of taxes, and merger related provision for credit losses, net of taxes, was $14,681,000 and $37,657,000 for the three and nine months ended September 30, 2025, respectively. Diluted earnings per share was $0.97 and $1.05 for the three and nine months ended September 30, 2025, compared to diluted earnings per share of $0.85 and $2.46 in the same periods in the prior year. Diluted earnings per share excluding merger expenses, net of taxes, and merger related provision for credit losses, net of taxes, were $0.97 and $2.76 for the three and nine months ended September 30, 2025.

As of September 30, 2025, total assets were $4.3 billion, an increase of $1.6 billion compared to September 30, 2024. The growth in total assets is primarily attributed to the Merger. The growth in total assets was offset by a $36.0 million reduction in loans to other financial institutions and a $47.0 million reduction in cash and cash equivalents on September 30, 2025 compared to September 30, 2024. Loans to other financial institutions consist of a warehouse line of credit to a bank used to facilitate mortgage loan originations, with interest rates and balances that fluctuate in line with the national mortgage market. The reduction in cash balances is primarily due to purchases of agency mortgage backed securities during the third quarter of 2025.

Core loans, which exclude held for sale loans and loans to other financial institutions, declined by $10.3 million or 1.4% on an annualized basis during the third quarter of 2025 and grew organically by $65.3 million or 4.5% during the twelve months ended September 30, 2025. Core loans grew by $1.4 billion due to the Merger on March 1, 2025. Loan interest income increased $23.9 million in the third quarter of 2025 compared to the same period in 2024. Interest income for the three months ended September 30, 2025, includes $3.6 million of interest income due to accretion from purchased loans. Of this amount, $1.8 million was calculated using the effective interest rate method of amortization, while the remaining $1.8 million resulted from accretion through unexpected payoffs and paydowns of loans with an associated fair value mark. Estimated interest income due to accretion from purchased loans for the remainder of 2025 and 2026 using the effective interest method of amortization is $2.3 million and $8.2 million, respectively; however, actual results will be dependent on prepayment speeds and other factors. It is estimated that a total of $51.1 million remains to be recognized as interest income due to accretion from purchased loans over the life of the loan portfolio.

Deposits, excluding brokered deposits, increased by $8.0 million as of September 30, 2025, compared to June 30, 2025. During the third quarter of 2025 non-interest bearing deposits declined by $39.9 million while interest bearing demand deposits increased by $73.4 million. The shift from non-interest-bearing to interest-bearing demand deposits was partly due to quarter-end timing and fluctuations in business and municipal activity. The growth in interest-bearing demand deposits was primarily concentrated in non-maturity interest-bearing checking and money market accounts. The average balance of non-interest-bearing deposits rose to $930.3 million in the third quarter of 2025, up from $915.6 million in the second quarter of 2025. Deposits, excluding brokered deposits, increased by $1.3 billion as of September 30, 2025, compared to September 30, 2024 largely as a result of the Merger. ChoiceOne continues to be proactive in managing its liquidity position by using brokered deposits and FHLB advances to ensure ample liquidity. At September 30, 2025, total available borrowing capacity secured by pledged assets was $1.2 billion. ChoiceOne can increase its borrowing capacity by utilizing unsecured federal fund lines and pledging additional assets. Uninsured deposits totaled $1.2 billion or 33.2% of deposits at September 30, 2025.

In the three months ended September 30, 2025, compared to the same period in the prior year, ChoiceOne’s cost of deposits to average total deposits increased by 4 basis points, rising from 1.53% to 1.57%, primarily due to higher-cost deposits acquired through the Merger. This increase was partially offset by a decline in CD costs and a reduction in wholesale funding costs. The annualized cost of funds decreased by 10 basis points, from 1.87% to 1.77% in the three months ended September 30, 2025 compared to the same period in the prior year. In the three months ended September 30, 2025, compared to the three months ended June 30, 2025, annualized cost of funds decreased to 1.77% from 1.84%, primarily due to a decrease in higher cost local and brokered CDs. Interest expense on borrowings for the three months ended September 30, 2025, declined by $489,000 compared to the same period in the prior year. As of September 30, 2025, the total balance of borrowed funds from the FHLB was $198.0 million at a weighted average fixed rate of 4.23%, with $158.0 million due within 12 months.

The provision for credit losses on loans was $200,000 in the third quarter of 2025, due to $244,000 in net charge offs, as well as small adjustments to qualitative and quantitative factors. The ratio of the allowance for credit losses to total loans (excluding loans held for sale) was 1.19% on September 30, 2025 compared to 1.19% on June 30, 2025, and 1.07% on December 31, 2024. Asset quality continues to remain strong, with annualized net loan charge-offs to average loans of 0.03% and nonperforming loans to total loans (excluding loans held for sale) of 0.69% as of September 30, 2025. Notably, 0.39% of the nonperforming loans to total loans (excluding loans held for sale) is attributed to loans purchased with credit deterioration through the Merger.

ChoiceOne uses interest rate swaps to manage interest rate exposure to certain fixed rate assets and variable rate liabilities. During the third quarter of 2025, ChoiceOne entered into $30.4 million in amortizing pay fix swaps to hedge interest rate risk on approximately $40.6 million of newly purchased agency mortgage backed securities. The swaps are designed to amortize with the expected cash flow of the bonds and hold a coupon of 3.52% and a contractual term ending in 2040. On September 30, 2025, ChoiceOne held pay-fixed interest rate swaps with a total notional value of $381.3 million, a weighted average coupon of 3.15%, a fair value of $6.8 million and an average remaining contract length of 7.2 years. These derivative instruments are designed to change in value as interest rates rise or fall inverse to the change in unrealized losses on the securities available for sale portfolio due to changes in interest rates. Settlements from swaps amounted to $1.3 million for the third quarter of 2025 compared to $1.3 million for the second quarter of 2025. In addition to the pay-fixed interest rate swaps, ChoiceOne also employs back-to-back swaps on select commercial loans, with the impact reflected in interest income.

As of September 30, 2025, shareholders’ equity was $449.6 million, a significant increase from $247.7 million on September 30, 2024. This growth was primarily driven by the Merger, in which ChoiceOne issued 6,070,836 shares of common stock on March 1, 2025, valued at $193.0 million. Additionally, the sale of 1,380,000 shares of common stock at $25.00 per share on July 26, 2024, generated $34.5 million in aggregate gross proceeds (before deducting discounts and estimated offering expenses). ChoiceOne Bank continues to be “well-capitalized,” with a total risk-based capital ratio of 12.8% as of September 30, 2025, compared to 13.1% on September 30, 2024, with the decrease primarily due to the impact of the Merger.

Noninterest income increased by $2.3 million and $5.6 million for the three and nine months ended September 30, 2025, compared to the same periods in the prior year. This increase was partly driven by higher interchange income, which rose due to increased volume from the Merger. Trust income also increased as a result of higher estate settlement fees and customers obtained from the Merger. Additionally, ChoiceOne recognized income from two death benefit claims under bank-owned life insurance policies during the second quarter for an additional $299,000.

Noninterest expense increased by $10.8 million and $44.0 million for the three and nine months ended September 30, 2025, compared to the same periods in 2024. The year to date increase was largely due to merger-related expenses of $17.4 million during the nine months ended September 30, 2025, compared to $645,000 in the same period in the prior year. Management does not anticipate additional material merger expenses. The remainder of the increase was primarily due to the addition of Fentura on March 1, 2025. ChoiceOne continues to strive to optimize our cost structure while investing in opportunities that enhance our performance and reinforce the value we bring to customers and shareholders.

“Our strong financial performance this quarter is due to our outstanding employees and customers. With the Merger behind us, our team is focused on serving our clients and growing our core business. I am thankful for our employees for their hard work and our customers who trust us to be their community bank.” said Kelly Potes, Chief Executive Officer.

About ChoiceOne

ChoiceOne Financial Services, Inc. is a financial holding company headquartered in Sparta, Michigan, with assets over $4 billion, and the parent corporation of ChoiceOne Bank. Member FDIC. ChoiceOne Bank operates 56 offices in West, Central and Southeast Michigan. ChoiceOne Bank offers insurance and investment products through its subsidiary, ChoiceOne Insurance Agencies, Inc. ChoiceOne Financial Services, Inc. common stock is quoted on the Nasdaq Capital Market under the symbol “COFS.” For more information, please visit Investor Relations at ChoiceOne’s website choiceone.bank.

Forward-Looking Statements

This press release contains forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “is likely,” “plans,” “predicts,” “projects,” “may,” “could,” “look forward,” “continue”, “future” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements reflect current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed, implied or forecasted in such forward-looking statements. Furthermore, ChoiceOne does not undertake any obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

Risk factors include, but are not limited to, the risk factors described in Item 1A in ChoiceOne’s Annual Report on Form 10-K for the year ended December 31, 2024 and in any of ChoiceOne’s subsequent SEC filings, which are available on the SEC’s website, www.sec.gov.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release includes certain non-GAAP financial measures. ChoiceOne believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand underlying financial performance and condition and trends of ChoiceOne.

Non-GAAP financial measures have inherent limitations. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, non-GAAP measures are used as comparative tools, together with GAAP measures, to assist in the evaluation of operating performance or financial condition. These measures are also calculated using the appropriate GAAP or regulatory components in their entirety and are computed in a manner intended to facilitate consistent period-to-period comparisons. ChoiceOne’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements.

Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in the tables to this press release under the heading non-GAAP reconciliation.

For Further Information:

Adom Greenland

Executive Vice President & CFO

(616) 887 – 2334

IR@ChoiceOne.bank

Condensed Balance Sheets
(Unaudited)

(In thousands)	September 30, 2025	June 30, 2025	September 30, 2024
Cash and cash equivalents	$98,978	$156,280	$145,938
Equity securities, at fair value	9,505	9,582	7,816
Securities Held to Maturity	388,517	390,457	391,954
Securities Available for Sale	544,023	479,426	497,552
Federal Home Loan Bank stock	18,562	18,562	4,449
Federal Reserve Bank stock	12,554	12,547	5,307
Loans held for sale	6,323	7,639	5,994
Loans to other financial institutions	2,483	3,033	38,492
Core loans	2,907,445	2,917,759	1,465,458
Total loans held for investment	2,909,928	2,920,792	1,503,950
Allowance for credit losses	(34,754)	(34,798)	(16,490)
Loans, net of allowance for credit losses	2,875,174	2,885,994	1,487,460
Premises and equipment	46,159	45,667	27,135
Cash surrender value of life insurance policies	74,231	73,673	45,699
Goodwill	126,730	126,730	59,946
Intangible assets	31,694	33,421	1,250
Other assets	64,452	70,274	45,503

Total Assets	$4,296,902	$4,310,252	$2,726,003

Noninterest-bearing deposits	$903,925	$943,873	$521,055
Interest-bearing demand deposits	1,395,724	1,322,336	952,013
Savings deposits	588,798	595,981	335,802
Certificates of deposit	605,912	624,209	392,731
Brokered deposits	72,672	106,225	6,627
Borrowings	197,752	198,428	210,000
Subordinated debentures	48,368	48,277	35,691
Other liabilities	34,136	39,162	24,338

Total Liabilities	3,847,287	3,878,491	2,478,257

Common stock and paid-in capital, no par value; shares authorized: 30,000,000; shares outstanding: 15,017,802 at September 30, 2025, 15,008,864 at June 30, 2025, and 8,959,664 at September 30, 2024.	398,688	398,201	206,427
Retained earnings	93,124	82,647	86,765
Accumulated other comprehensive income (loss), net	(42,197)	(49,087)	(45,446)
Shareholders' Equity	449,615	431,761	247,746

Total Liabilities and Shareholders’ Equity	$4,296,902	$4,310,252	$2,726,003

Condensed Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
(Dollars in thousands, except per share data)	September 30,		September 30,
	2025	2024	2025	2024
Interest income
Loans, including fees	$47,123	$23,252	$126,297	$66,009
Securities:
Taxable	5,249	5,563	15,243	16,382
Tax exempt	1,418	1,402	4,220	4,224
Other	908	1,473	2,822	3,451
Total interest income	54,698	31,690	148,582	90,066

Interest expense
Deposits	14,287	8,362	39,843	25,464
Advances from Federal Home Loan Bank	1,926	468	5,637	1,372
Other	888	2,612	2,872	8,137
Total interest expense	17,101	11,442	48,352	34,973

Net interest income	37,597	20,248	100,230	55,093
Provision for credit losses on loans	200	425	14,013	1,100
Provision for (reversal of) credit losses on unfunded commitments	-	-	-	(675)
Net Provision for credit losses expense	200	425	14,013	425
Net interest income after provision	37,397	19,823	86,217	54,668

Noninterest income
Customer service charges	1,729	1,249	4,311	3,537
Interchange income	2,133	1,524	5,725	4,303
Insurance and investment commissions	485	184	1,320	572
Gains on sales of loans	671	631	1,470	1,610
Net gains (losses) on sales and write downs of other assets	(39)	191	(26)	203
Earnings on life insurance policies	558	315	1,791	1,115
Trust income	734	232	1,836	665
Change in market value of equity securities	458	277	804	241
Other	415	264	1,338	755
Total noninterest income	7,144	4,867	18,569	13,001

Noninterest expense
Salaries and benefits	14,127	8,372	38,178	24,467
Occupancy and equipment	2,694	1,475	6,845	4,414
Data processing	2,499	1,598	6,937	4,406
Communication	517	334	1,458	976
Professional fees	834	610	2,478	1,818
Supplies and postage	267	174	816	520
Advertising and promotional	207	168	723	517
Intangible amortization	1,728	198	4,140	604
FDIC insurance	530	390	1,535	1,155
Merger related expenses	-	645	17,369	645
Other	2,812	1,453	6,907	3,857
Total noninterest expense	26,215	15,417	87,386	43,379

Income (loss) before income tax	18,326	9,273	17,400	24,290
Income tax expense (benefit)	3,645	1,925	3,091	4,722

Net income (loss)	$14,681	$7,348	$14,309	$19,568

Basic earnings (loss) per share	$0.98	$0.86	$1.05	$2.48
Diluted earnings (loss) per share	$0.97	$0.85	$1.05	$2.46
Dividends declared per share	$0.28	$0.27	$0.84	$0.81

	Three Months Ended September 30, 2025			Three Months Ended June 30, 2025			Three Months Ended September 30, 2024

(Dollars in thousands)	Average			Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loans (1)(3)(4)(5)	$2,927,878	$47,142	6.39%	$2,936,168	$46,551	6.36%	$1,460,033	$23,262	6.34%
Taxable securities (2)	703,045	5,249	2.96	695,546	5,264	3.04	681,578	5,563	3.25
Nontaxable securities (1)	287,274	1,795	2.48	289,061	1,764	2.45	289,335	1,775	2.44
Other	79,365	909	4.54	63,416	735	4.65	108,019	1,473	5.43
Interest-earning assets	3,997,562	55,095	5.47	3,984,191	54,314	5.47	2,538,965	32,073	5.03
Noninterest-earning assets	310,727			314,322			146,225
Total assets	$4,308,289			$4,298,513			$2,685,190

Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$1,374,827	$6,392	1.84%	$1,332,318	$6,163	1.86%	$916,459	$3,111	1.35%
Savings deposits	591,653	1,125	0.75	595,362	1,003	0.68	329,613	728	0.88
Certificates of deposit	616,686	5,777	3.72	646,247	6,353	3.94	388,183	4,296	4.40
Brokered deposit	91,735	993	4.30	120,720	1,321	4.39	17,227	227	5.25
Borrowings	179,122	2,019	4.47	169,257	1,945	4.61	210,000	2,508	4.75
Subordinated debentures	48,663	701	5.72	48,971	689	5.65	35,658	413	4.61
Other	8,550	94	4.38	11,763	129	4.39	11,756	159	5.37
Interest-bearing liabilities	2,911,236	17,101	2.33	2,924,638	17,603	2.41	1,908,896	11,442	2.38
Demand deposits	930,346			915,637			519,511
Other noninterest-bearing liabilities	28,258			30,695			18,908
Total liabilities	3,869,840			3,870,970			2,447,315
Shareholders' equity	438,449			427,543			237,875
Total liabilities and shareholders' equity	$4,308,289			$4,298,513			$2,685,190

Net interest income (tax-equivalent basis) (Non-GAAP) (1)		$37,994			$36,711			$20,631

Net interest margin (tax-equivalent basis) (Non-GAAP) (1)			3.77%			3.70%			3.23%

(1)
Adjusted to a fully tax-equivalent basis to facilitate comparison to the taxable interest-earning assets. The adjustment uses an incremental tax rate of 21%. The presentation of these measures on a tax-equivalent basis is not in accordance with GAAP, but is customary in the banking industry. These non-GAAP measures ensure comparability with respect to both taxable and tax-exempt loans and securities.
(2)
Taxable securities include dividend income from Federal Home Loan Bank and Federal Reserve Bank stock.
(3)
Loans include both loans to other financial institutions and loans held for sale.
(4)
Non-accruing loan balances are included in the balances of average loans. Non-accruing loan average balances were $17.0 million, $16.8 million, and $2.2 million in the third quarter of 2025, the second quarter of 2025 and the third quarter of 2024, respectively.
(5)
Interest on loans included net origination fees and interest income due to accretion from purchased loans. Interest income due to accretion from purchased loans was $3.6 million, $3.5 million and $275,000 in the third quarter of 2025, the second quarter of 2025 and the third quarter of 2024, respectively.

Income Adjusted for Merger Expenses - Non-GAAP Reconciliation

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
(In Thousands, Except Per Share Data)
Net income (loss)	$14,681	$7,348	$14,309	$19,568

Merger related expenses net of tax	-	633	13,885	633
Merger related provision for credit losses, net of tax (1)	-	-	9,463	-
Adjusted net income	$14,681	$7,981	$37,657	$20,201

Weighted average number of shares	15,014,933	8,567,548	13,579,249	7,898,938
Diluted average shares outstanding	15,061,155	8,615,500	13,625,787	7,944,143
Basic earnings (loss) per share	$0.98	$0.86	$1.05	$2.48
Diluted earnings (loss) per share	$0.97	$0.85	$1.05	$2.46
Adjusted basic earnings per share	$0.98	$0.94	$2.77	$2.56
Adjusted diluted earnings per share	$0.97	$0.93	$2.76	$2.54

(1) Merger related provision for credit loss represents the calculated credit loss on Non-PCD loans acquired during the Merger on March 1, 2025.

Other Selected Financial Highlights

(Unaudited)

	Quarterly
Earnings	2025 3rd Qtr.	2025 2nd Qtr.	2025 1st Qtr.	2024 4th Qtr.	2024 3rd Qtr.
(in thousands except per share data)
Net interest income	$37,597	$36,322	$26,311	$19,349	$20,248
Net provision expense	200	650	13,163	200	425
Noninterest income	7,144	6,503	4,922	4,994	4,867
Noninterest expense	26,215	25,506	35,665	15,344	15,417
Net income (loss) before federal income tax expense	18,326	16,669	(17,595)	8,799	9,273
Income tax expense (benefit)	3,645	3,135	(3,689)	1,640	1,925
Net income (loss)	14,681	13,534	(13,906)	7,159	7,348
Basic earnings (loss) per share	0.98	0.90	(1.30)	0.79	0.86
Diluted earnings (loss) per share	0.97	0.90	(1.29)	0.79	0.85
Adjusted basic earnings per share	0.98	0.91	0.87	0.84	0.94
Adjusted diluted earnings per share	0.97	0.91	0.86	0.83	0.93

End of period balances	2025 3rd Qtr.	2025 2nd Qtr.	2025 1st Qtr.	2024 4th Qtr.	2024 3rd Qtr.
(in thousands)
Gross loans	$2,916,251	$2,928,431	$2,928,896	$1,552,928	$1,509,944
Loans held for sale (1)	6,323	7,639	3,941	7,288	5,994
Loans to other financial institutions (2)	2,483	3,033	2,393	39,878	38,492
Core loans (gross loans excluding 1 and 2 above)	2,907,445	2,917,759	2,922,562	1,505,762	1,465,458
Allowance for credit losses	34,754	34,798	34,567	16,552	16,490
Securities available for sale	544,023	479,426	480,650	479,117	497,552
Securities held to maturity	388,517	390,457	394,434	394,534	391,954
Other interest-earning assets	79,677	110,206	110,605	86,185	116,643
Total earning assets (before allowance)	3,928,468	3,908,520	3,914,585	2,512,764	2,516,093
Total assets	4,296,902	4,310,252	4,305,391	2,723,243	2,726,003
Noninterest-bearing deposits	903,925	943,873	912,033	524,945	521,055
Interest-bearing demand deposits	1,395,724	1,322,336	1,406,660	920,167	952,013
Savings deposits	588,798	595,981	602,337	338,109	335,802
Certificates of deposit	605,912	624,209	663,404	394,371	392,731
Brokered deposits	72,672	106,225	67,295	36,511	6,627
Total deposits	3,567,031	3,592,624	3,651,729	2,214,103	2,208,228
Deposits excluding brokered	3,494,359	3,486,399	3,584,434	2,177,592	2,201,601
Total subordinated debt	48,368	48,277	48,186	35,752	35,691
Total borrowed funds	197,752	198,428	137,330	175,000	210,000
Other interest-bearing liabilities	7,695	8,529	13,420	24,003	4,956
Total interest-bearing liabilities	2,916,921	2,903,985	2,938,632	1,923,913	1,937,820
Shareholders' equity	449,615	431,761	427,068	260,415	247,746

Average Balances	2025 3rd Qtr.	2025 2nd Qtr.	2025 1st Qtr.	2024 4th Qtr.	2024 3rd Qtr.
(in thousands)
Loans	$2,927,878	$2,936,168	$2,019,643	$1,516,466	$1,460,033
Securities	990,319	984,607	978,769	965,501	970,913
Other interest-earning assets	79,365	63,416	115,091	100,864	108,019
Total earning assets (before allowance)	3,997,562	3,984,191	3,113,503	2,582,831	2,538,965
Total assets	4,308,289	4,298,513	3,319,591	2,719,530	2,685,190
Noninterest-bearing deposits	930,346	915,637	651,424	536,653	519,511
Interest-bearing deposits	2,583,166	2,573,927	2,030,543	1,641,102	1,634,255
Brokered deposits	91,735	120,720	45,553	19,620	17,227
Total deposits	3,605,247	3,610,284	2,727,520	2,197,375	2,170,993
Total subordinated debt	48,663	48,971	40,182	35,719	35,658
Total borrowed funds	179,122	169,257	193,961	197,828	210,000
Other interest-bearing liabilities	8,550	11,763	20,553	16,928	11,756
Total interest-bearing liabilities	2,911,236	2,924,638	2,330,792	1,911,197	1,908,896
Shareholders' equity	438,449	427,543	302,537	254,737	237,875

Loan Breakout (in thousands)	2025 3rd Qtr.	2025 2nd Qtr.	2025 1st Qtr.	2024 4th Qtr.	2024 3rd Qtr.
Agricultural	$51,183	$47,273	$48,165	$48,221	$49,147
Commercial and Industrial	352,876	351,367	345,138	228,256	229,232
Commercial Real Estate	1,728,774	1,743,541	1,757,599	901,130	862,773
Consumer	27,328	29,741	30,932	29,412	30,693
Construction Real Estate	18,440	21,508	18,067	17,042	14,555
Residential Real Estate	728,844	724,329	722,661	281,701	279,058
Loans to Other Financial Institutions	2,483	3,033	2,393	39,878	38,492
Gross Loans (excluding held for sale)	$2,909,928	$2,920,792	$2,924,955	$1,545,640	$1,503,950

Allowance for credit losses	34,754	34,798	34,567	16,552	16,490

Net loans	$2,875,174	$2,885,994	$2,890,388	$1,529,088	$1,487,460

Performance Ratios	2025 3rd Qtr.	2025 2nd Qtr.	2025 1st Qtr.	2024 4th Qtr.	2024 3rd Qtr.

Annualized return on average assets	1.36%	1.26%	-1.68%	1.05%	1.09%
Annualized return on average equity	13.39%	12.66%	-18.39%	11.24%	12.36%
Annualized return on average tangible common equity	19.08%	18.26%	-27.97%	14.54%	16.29%
Net interest margin (GAAP)	3.73%	3.66%	3.43%	2.98%	3.17%
Net interest margin (fully tax-equivalent)	3.77%	3.70%	3.48%	3.04%	3.23%
Efficiency ratio	54.76%	55.32%	111.01%	61.29%	60.80%
Annualized cost of funds	1.77%	1.84%	1.86%	1.90%	1.87%
Annualized cost of deposits	1.57%	1.65%	1.59%	1.58%	1.53%
Cost of interest bearing liabilities	2.33%	2.41%	2.37%	2.43%	2.38%
Shareholders' equity to total assets	10.46%	10.02%	9.91%	9.56%	9.09%
Tangible common equity to tangible assets	7.04%	6.54%	6.40%	7.49%	7.00%
Annualized noninterest expense to average assets	2.43%	2.37%	4.30%	2.26%	2.30%
Loan to deposit	81.76%	81.51%	80.21%	70.14%	68.38%
Full-time equivalent employees	573	571	605	377	371

Capital Ratios ChoiceOne Financial Services Inc.	2025 3rd Qtr.	2025 2nd Qtr.	2025 1st Qtr.	2024 4th Qtr.	2024 3rd Qtr.

Total capital (to risk weighted assets)	13.0%	12.4%	12.0%	14.5%	15.0%
Common equity Tier 1 capital (to risk weighted assets)	10.3%	9.8%	9.4%	12.0%	12.3%
Tier 1 capital (to risk weighted assets)	10.9%	10.4%	10.0%	12.2%	12.5%
Tier 1 capital (to average assets)	8.5%	8.2%	10.4%	9.1%	9.0%
Tier 1 capital (to total assets)	8.2%	7.9%	7.6%	8.9%	8.7%
Commercial Real Estate Loans (non-owner occupied) as a percentage of total capital	275.2%	288.2%	302.0%	195.6%	193.3%

Capital Ratios ChoiceOne Bank	2025 3rd Qtr.	2025 2nd Qtr.	2025 1st Qtr.	2024 4th Qtr.	2024 3rd Qtr.

Total capital (to risk weighted assets)	12.8%	12.4%	11.9%	12.7%	13.1%
Common equity Tier 1 capital (to risk weighted assets)	11.7%	11.3%	10.9%	12.0%	12.3%
Tier 1 capital (to risk weighted assets)	11.7%	11.3%	10.9%	12.0%	12.3%
Tier 1 capital (to average assets)	9.1%	8.9%	11.3%	8.9%	8.9%
Tier 1 capital (to total assets)	8.8%	8.6%	8.3%	8.7%	8.5%
Commercial Real Estate Loans (non-owner occupied) as a percentage of total capital	280.0%	290.6%	303.9%	224.9%	222.2%

Asset Quality	2025 3rd Qtr.	2025 2nd Qtr.	2025 1st Qtr.	2024 4th Qtr.	2024 3rd Qtr.
(in thousands)
Net loan charge-offs (recoveries)	$244	$418	$72	$138	$87
Annualized net loan charge-offs (recoveries) to average loans	0.03%	0.06%	0.01%	0.04%	0.02%
Allowance for credit losses	$34,754	$34,798	$34,567	$16,552	$16,490
Unfunded commitment liability	$1,647	$1,647	$1,647	$1,485	$1,485
Allowance to loans (excludes held for sale)	1.19%	1.19%	1.18%	1.07%	1.10%
Total funds reserved to pay for loans (includes liability for unfunded commitments and excludes held for sale)	1.25%	1.25%	1.24%	1.17%	1.20%
Non-Accruing loans	$17,365	$16,854	$16,789	$3,704	$2,355
Nonperforming loans (includes OREO)	$19,940	$19,296	$19,154	$4,177	$2,884
Nonperforming loans to total loans (excludes held for sale)	0.69%	0.66%	0.65%	0.27%	0.19%
Non Accrual classified as PCD	$11,393	12,017	12,891	-	-
Nonperforming loans to total loans (excludes held for sale) attributed to PCD	0.39%	0.41%	0.44%	-	-
Nonperforming assets to total assets	0.46%	0.45%	0.44%	0.15%	0.11%

Other Non-GAAP Reconciliation

(Unaudited)

NON-GAAP Reconciliation	2025 3rd Qtr.	2025 2nd Qtr.	2025 1st Qtr.	2024 4th Qtr.	2024 3rd Qtr.
Net interest income (tax-equivalent basis) (Non-GAAP)	$37,994	$36,711	$26,710	$19,739	$20,631
Net interest margin (fully tax-equivalent)	3.77%	3.70%	3.48%	3.04%	3.23%

Reconciliation to Reported Net Interest Income

Net interest income (tax-equivalent basis) (Non-GAAP)	$37,994	$36,711	$26,710	$19,739	$20,631

Adjustment for taxable equivalent interest	(397)	(389)	(399)	(390)	(383)

Net interest income (GAAP)	$37,597	$36,322	$26,311	$19,349	$20,248
Net interest margin (GAAP)	3.73%	3.66%	3.43%	2.98%	3.17%

(dollars in thousands)	2025 3rd Qtr.	2025 2nd Qtr.	2025 1st Qtr.	2024 4th Qtr.	2024 3rd Qtr.
Total assets	$4,296,902	$4,310,252	$4,305,391	$2,723,243	$2,726,003
Less: goodwill	126,730	126,730	126,730	59,946	59,946
Less: core deposit intangible	31,694	33,421	35,153	1,096	1,250
Tangible assets	$4,138,478	$4,150,101	$4,143,508	$2,662,201	$2,664,807

Total equity	$449,615	$431,761	$427,068	$260,415	$247,746
Less: goodwill	126,730	126,730	126,730	59,946	59,946
Less: core deposit intangible	31,694	33,421	35,154	1,096	1,250
Tangible common equity	$291,191	$271,610	$265,184	$199,373	$186,550
Tangible common equity to tangible assets	7.04%	6.54%	6.40%	7.49%	7.00%

(dollars in thousands)	2025 3rd Qtr.	2025 2nd Qtr.	2025 1st Qtr.	2024 4th Qtr.	2024 3rd Qtr.
Net income	$14,681	$13,534	$(13,906)	$7,159	$7,348
Less: intangible amortization (tax affected at 21%)	1,365	1,369	537	121	156
Adjusted net income	$13,316	$12,165	$(14,443)	$7,038	$7,192

Average shareholders' equity	$438,449	$427,543	$302,537	$254,737	$237,875
Less: average goodwill	126,730	126,730	83,030	59,946	59,946
Less: average core deposit intangible	32,599	34,356	12,983	1,179	1,355
Average tangible common equity	$279,120	$266,457	$206,524	$193,612	$176,574

Return on average tangible common equity	19.08%	18.26%	-27.97%	14.54%	16.29%